Exhibit 4.11

                                 PROMISSORY NOTE

US$220,000.00                                                as of July 20, 2001
                                                     Mount Arlington, New Jersey

      FOR VALUE RECEIVED, the undersigned, REINHARD SCHMIDT (the "Obligor"), residing at 55 Troy Drive, Short Hills, New Jersey 07078, promises to pay to the order of EP MEDSYSTEMS, INC., a New Jersey corporation (the "Company"), in lawful money of the United States of America and in immediately available funds, at its office located at 100 Stierli Court, Suite 107, Mount Arlington, New Jersey 07856 (or such other place as the Company may designate by written notice to the Obligor from time to time), the principal amount of TWO HUNDRED TWENTY THOUSAND AND 00/100 DOLLARS (US$220,000.00), payable upon the earlier to occur of (a) the Termination of Employment (as defined below) of the Obligor, or (b) July 20, 2003.

      1. Rate of Interest. The principal amount outstanding under this Note will not bear interest unless and until an Event of Default (as defined below) occurs hereunder, at which time interest will begin to accrue at the rate of five percent (5%) per annum (the "Default Rate"). The Default Rate shall continue to apply whether or not judgment shall be entered on this Note.

      2. Security. This Note evidences amounts due from the Obligor to the Company as of the date hereof for the purchase by the Obligor from the Company of 100,000 shares of common stock, no par value, $.001 stated value per share, of the Company and a Warrant to purchase an additional 100,000 shares of such common stock. Payment of this Note is secured by the Collateral as defined in the Stock Pledge Agreement, dated as of even date herewith, executed by the Obligor in favor of the Company (the "Pledge Agreement").

      3. Allocation of Payments; Prepayments. All payments made in respect of this Note shall first be allocated to accrued but unpaid interest and then to unpaid principal. The outstanding principal amount of this Note may be prepaid, without premium, penalty or discount, in whole or in part, at any time and from time to time. Amounts prepaid hereunder are not available to be re-borrowed.

      4. Acceleration Upon Default. The entire unpaid principal amount of this Note shall be immediately due and payable without written demand, upon the occurrence of any one or more of the following events (each, an "Event of Default"):

            (a) Failure to Make Payment. The Obligor shall fail to make any payment of principal hereunder on the date any such payment is due and payable;

            (b) Termination of Employment. The occurrence of the Termination of Employment of the Obligor. For purposes hereof, "Termination of Employment" shall mean the


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effective date of termination or non-renewal of the Employment Agreement, dated even date herewith, between the Obligor and the Company (the "Employment Agreement"), for any reason or no reason at all;

            (c) Death or Disability of the Obligor. The death or Permanent Disability (as defined in the Employment Agreement) of the Obligor;

            (d) Bankruptcy, etc. of the Obligor. (i) The Obligor shall voluntarily commence, or there shall be commenced against the Obligor, any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, relief of debtors or the like, or (ii) the Obligor shall generally not be able to, or shall expressly admit in writing his inability to, pay his debts as they become due;

            (e) Breach of Representations and Warranties. Any representation or warranty contained herein or in the Pledge Agreement shall be false or misleading in any material respect; or

            (f) Breach of Agreements. The Obligor shall commit a material breach of any of the terms of the Pledge Agreement, the Employment Agreement, the Restricted Stock Purchase Agreement, dated even date herewith, or any other agreement between the Obligor and the Company, and shall not cure any such breach within any applicable notice or cure period provided thereunder.

      5. Cancellation of Indebtedness. Notwithstanding anything contained herein to the contrary (including, without limitation, Section 4(b) above), if the Termination of Employment of the Obligor occurs during the time periods specified below, all or a portion of the principal amount owed by the Obligor to the Company hereunder shall be canceled, as follows:

--------------------------------------------------------------------------------
If the Termination of Employment Occurs:   Percentage of Principal Amount
                                           Canceled:
--------------------------------------------------------------------------------
End of 1st quarter year 1 from Date of     0%
Employment
--------------------------------------------------------------------------------
End of 2nd quarter year 1 from Date of     12.5%
Employment
--------------------------------------------------------------------------------
End of 3rd quarter year 1 from Date of     25%
Employment
--------------------------------------------------------------------------------
End of 4th quarter year 1 from Date of     37.5%
Employment
--------------------------------------------------------------------------------
End of 1st quarter year 2 from Date of     50%
Employment
--------------------------------------------------------------------------------
End of 2nd quarter year 2 from Date of     62.5%
Employment
--------------------------------------------------------------------------------
End of 3rd quarter year 2 from Date of     75%
Employment
--------------------------------------------------------------------------------
End of 4th quarter year 2 from Date of     87.5%
Employment
--------------------------------------------------------------------------------
After 4th quarter of year 2 from Date of   100%
Employment
--------------------------------------------------------------------------------


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

      If no Termination of Employment has occurred on or prior to August 20, 2003, the entire principal amount owed by the Obligor to the Company hereunder shall be cancelled.

      Upon cancellation of all or a portion of the principal amount owed by the Obligor to the Company hereunder, the Obligor shall have no further obligation or liability to the Company with respect to payment of such principal amount.

      4. Costs and Expenses; No Set-Off by the Obligor; Set-Off by the Company.

            (a) Costs and Expenses. The Obligor agrees to pay all costs and expenses (including, without limitation, reasonable attorneys' fees) incurred or payable by the Company in enforcing this Note including, without limitation, respecting the collection of any and all amounts payable under this Note.

            (b) No Set-Off by the Obligor. The Obligor acknowledges that his obligations to make payments hereunder are absolute and unconditional, and agrees that such payments shall not be requested to be, and shall not be, subject to any defense, set-off or counterclaim of any kind or nature, or any other action similar to the foregoing, provided that nothing contained herein shall preclude any separate proceeding by the Obligor against the Company so long as such proceeding does not in any manner relate to or otherwise impair the payment or the collection of any amounts due hereunder in accordance with the terms of this Note.

            (c) Set-off by the Company. The Company shall have the absolute right to apply and set-off any and all amounts payable by the Company to the Obligor, whether pursuant to any written agreement or otherwise, against any and all amounts payable by the Obligor to the Company under this Note or that the Obligor may otherwise owe or be obligated to pay or reimburse to the Company.

      5. Miscellaneous.

            (a) Rights and Remedies. The Company shall have all rights and remedies provided for by any law of any kind (including all forms of legal and equitable relief) with respect to any acceleration or any other breach or default hereunder and the Company shall in addition have any other rights and remedies provided for in this Note and the Pledge Agreement. All rights and remedies contemplated in the preceding sentence shall be independent and cumulative, and may, to the extent permitted by law, be exercised concurrently or separately, and the exercise of any one right or remedy shall not be deemed to be an election of such right or remedy or to preclude or waive the exercise of any other right or remedy.

            (b) Severability. If any provision of this Note or the application thereof to any person(s) or circumstance(s) shall be invalid or unenforceable to any extent, (i) the remainder of this Note and the application of such provision to other persons or circumstance(s) shall not be affected thereby; and (ii) each such provision shall, as to such person or circumstances as to which it is not enforceable in full, be enforced to the greatest extent permitted by law.

            (c) Amendments; No Waiver; Successors and Assigns. No amendment, modification, rescission, waiver, forbearance or release of any provision of this Note shall be valid or binding unless made in writing and executed by the Obligor and a duly authorized


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

representative of the Company. No consent or waiver, express or implied, by the Company to or of any breach by the Obligor in the performance by him of any of his obligations hereunder shall be deemed or construed to be a consent to or waiver of the breach in the performance of the same or any other obligation of the Obligor hereunder. Failure on the part of the Company to complain of any act or failure to act by the Obligor or to declare the Obligor in breach irrespective of how long such failure continues, shall not constitute a waiver by the Company of any of its rights hereunder. All consents and waivers shall be in writing. All of the terms, covenants and conditions contained in this Note shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, personal representatives, estates, successors and assigns, provided that the Obligor may not assign this Note or assign or delegate any of his obligations hereunder to any other person or entity without the prior written consent of the Company and any such attempted assignment or delegation without such consent shall be void.

            (d) Governing Law; Waiver of Jury Trial; Jurisdiction; Notices. This Note, including the performance and enforceability hereof, shall be governed by and construed in accordance with the laws of the State of New Jersey, without regard to the principles of choice of law thereof. The Obligor waives any right to trial by jury. For the purpose of this Note and any controversy arising hereunder, the Obligor expressly and irrevocably submits and consents in advance to the exclusive jurisdiction of the courts located in the State of New Jersey and waives any objection (on the grounds of lack of jurisdiction or forum non conveniens, or otherwise) to the exercise of such jurisdiction over him by any such court located in the State of New Jersey. Any notice, demand or other written document in connection with this Note shall be in writing signed by the party giving such notice and delivered in the manner set forth in the Pledge Agreement.

      IN WITNESS WHEREOF, the undersigned has executed and delivered this Note as of the day and year first above written.

WITNESS:                                             OBLIGOR:


s/                                                   s/ Reinhard Schmidt
                                                     Reinhard Schmidt


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